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                                                                   EXHIBIT 12(a)

               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                                 ($ in millions)

                                                                                               YEAR ENDED DECEMBER 31,
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                                                                              1991         1992        1993         1994        1995
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
EARNINGS:
 1.   Income (loss) before income taxes and cumulative effects of
       accounting changes                                                   $  834       $  906      $1,550       $  869      $  215
 2.   Add: Fixed charges excluding capitalized interest (Line 10)            3,614        3,099       3,148        3,884       5,356
 3.   Less: Equity in undistributed income of unconsolidated
       subsidiaries and affiliates                                              31           40          30           45          28
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 4.   Earnings including interest on deposits                                4,417        3,965       4,668        4,708       5,543
 5.   Less: Interest on deposits                                             1,589        1,119       1,013          965       1,359
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 6.   Earnings excluding interest on deposits                               $2,828       $2,846      $3,655       $3,743      $4,184
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FIXED CHARGES:
 7.   Interest expense                                                      $3,585       $3,072      $3,122       $3,858      $5,330
 8.   Estimated interest component of net rental expense                        29           27          26           26          26
 9.   Amortization of debt issuance expense                                     --           --          --           --          --
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10.   Total fixed charges including interest on deposits and
       excluding capitalized interest                                        3,614        3,099       3,148        3,884       5,356
11.   Add: Capitalized interest                                                 --           --          --           --          --
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12.   Total fixed charges                                                    3,614        3,099       3,148        3,884       5,356
13.   Less: Interest on deposits (Line 5)                                    1,589        1,119       1,013          965       1,359
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14.   Fixed charges excluding interest on deposits                          $2,025       $1,980      $2,135       $2,919      $3,997
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CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES:
Including interest on deposits (Line 4/Line 12)                               1.22         1.28        1.48         1.21        1.03
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Excluding interest on deposits (Line 6/Line 14)                               1.40         1.44        1.71         1.28        1.05
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

                        BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES  135